Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Marten Transport, Ltd.:

We consent to incorporation by reference in the registration statements (No. 333-81494, 33-75648 and 333-128168) on Form S-8 of Marten Transport, Ltd. of our report dated March 15, 2011, with respect to the consolidated balance sheets of Marten Transport, Ltd. and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, cash flows, and changes in stockholders’ equity for each of the years in the three-year period ended December 31, 2010, the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2010, which appears in the December 31, 2010 annual report on Form 10-K of Marten Transport, Ltd.

Our report on the consolidated financial statements of the Company and the related financial statement schedule refers to the Company’s adoption of FASB Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB 51,” (FASB ASC 810-10-65-1, “Consolidation”) in 2009.

KPMG LLP

Minneapolis, Minnesota
March 15, 2011